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                            FOURTH AMENDEMNT TO LEASE

THIS FOURTH AMENDMENT TO LEASE is made and entered into September 27, 1996 by and between RIGGs BANK N.A. ("Landlord"), and SMART MODULAR TECHNOLOGIES, INC., A CALIFORNIA CORPORATION ("Tenant").

RECITALS:

A. Landlord's predecessor-in-interest, Pactel Properties, a California Corporation, and Tenant entered into that certain Standard Triple Net Industrial Lease, dated November 18, 1991 covering certain premises consisting of approximately 15,865 rentable square feet (the "Premises") and amended by that First Amendment To Lease, dated July 19, 1993 covering certain Additional Space ("Additional Space") of approximately 2,206 rentable square feet and amended by that Second Amendment to Lease, dated May 31, 1994, and that Third Amendment to Lease, dated November 1, 1994, covering certain Expansion Space ("Expansion Space") of approximately 6,959 rentable square feet, hereinafter together referred to as the Lease (the "Lease"), located in the building at 45521 Northport Loop West, Fremont, California (the "Building").

B. Landlord and Tenant desire to further amend the Lease so as to extend the term, amend the Base Rent, provide a Cancellation Option and make certain other changes, all as described below.

         NOW, THEREFORE, the parties agree as follows:

               1. DEFINED TERMS. All capitalized terms used in this Amendment shall have the meanings given in the Lease, unless otherwise expressly defined herein.

               2. EFFECTIVE DATE. Each provision of this Fourth Amendment to Lease which deletes, replaces, amends or revises any portion of the Lease, shall not delete, replace amend or revise the Lease until the Effective Date of this Fourth Amendment to Lease. The "Effective Date" is defined as January 20, 1997. Notwithstanding the foregoing, this Fourth Amendment to Lease shall be in full force and effect and binding upon the parties immediately upon execution.

               3. PARAGRAPH 3. TERM. Notwithstanding anything to the contrary in the Lease, the Term of the Lease shall be extended for seventy-two (72) months and eleven (11) days from the Effective Date and, therefore, will expire
January 31, 2003, unless otherwise terminated or extended pursuant to the terms of the Lease.

               4. PARAGRAPH 4. RENT. The Base Monthly Rent for the Premises shall be modified as follows:

                                Base
Months                          Monthly Rent
------                          ------------
1 - 24                          $17,521
25 - 48                         $18,021
49 - January 31, 2003           $19,023


               5. Paragraph 46. Extension Option. Pursuant to Paragraph 46 of the Lease, Landlord hereby grants to Tenant the option to extend the term of this Lease (the "Option") for one additional five-year period. Tenant shall exercise such Option by giving written notice of exercise to Landlord no less than four (4) months, nor more than nine (9) months prior to the Expiration Date; provided, however, that such Option shall not be exercisable if Tenant is then in default hereunder or if the other conditions set forth in the Lease have not been met. All of the terms and conditions of this Lease shall govern such extended term insofar as applicable, and all references in this Lease to the term hereof shall be deemed to include such extended term unless the context clearly indicates to the contrary.



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6. Cancellation Option. Provided Tenant is not in default of the Lease at (i)
the Notice Date, or (ii) the Cancellation Date, Tenant shall have the option to cancel the Lease at any time after the forty-eighth (48th) month of the Lease ("Cancellation Date") by providing Landlord not less than six (6) months prior written notice ("Notice Date"). Prior to the Cancellation Date, Tenant shall provide Landlord a Penalty in the amount of $15,000 ("Penalty"). Should Tenant not provide Landlord the Penalty prior to the Cancellation Date, Tenant's Cancellation Option shall become null and void and the lease shall continue in full force and effect pursuant to the Lease.

7. Lease Ratification. Except as amended hereby, all terms and conditions of the Lease are ratified and confirmed, and the Lease shall continue in full force and effect in accordance with its terms.



LANDLORD:

RIGGS BANK  as Trustee for the
Multi-Employer Property Trust

By: /s/ Maria E. Fleming
Maria E. Fleming
Senior Trust Officer


TENANT:

SMART MODULAR TECHNOLOGIES, INC.,
A CALIFORNIA CORPORATION


By: /s/ Mukesh Patel
Mukesh Patel
Vice President